EXHIBIT 99.1

List of Investors and Subscription Amounts

	Investor	Subscription Amount
1.	Sandra Proshan	$50,000
2.	Antonia Hochwimmer	$13,500
3.	Hannah Hochwimmer	$13,500
4.	Alan Grayson	$200,000
5.	Haywood Securities, Inc.	$25,000
6.	4P Management Partners S.A.	$25,000
7.	Heinz Hoefliger	$13,500
8.	Swiss First	$150,000
9.	John Bradley Olding	$50,000
10.	Oliver Biefhoff	$50,000
11.	Glynn Fisher	$50,000
12.	Willy Huber	$13,500
13.	General Research	$75,000
14.	Abundance Partners L.P.	$55,000
15.	Susanne Schoen	$25,000
16.	Herbert Wyss	$10,000
17.	Van Goethem & Partner AG	$250,000
18.	Marcus Bernold	$57,500
19.	Peter Bernold	$5,000
20.	Andreas Pliakas	$50,000
21.	Ernst Baer	$40,000
22.	Kerstin Schuerch-Rupp	$27,500
23.	Arvid Hinnen	$25,000
24.	Martin Hitz	$25,000
25.	Manfred Mauch	$10,000
26.	Tomasz Wagner	$10,000
27.	Elton Participation Group	$2,000,000
28.	Global Business Partners	$100,000
29.	Aroma Patent & Licensing	$205,000
30.	PSH Management	$50,000
	TOTAL	$3,674,000